Exhibit 99.1

Lands' End Announces Fourth Quarter and Fiscal 2018 Results

DODGEVILLE, Wis., March 21, 2019 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ: LE) today announced financial results for the 13-week fourth quarter and 52-week fiscal year ended February 1, 2019, compared to the 14-week fourth quarter and 53-week fiscal year ended February 2, 2018.

Fourth Quarter Fiscal 2018 Highlights:

•
Net revenue for the fourth quarter decreased 1.6% to $502.3 million, compared to $510.6 million in the fourth quarter last year, which included $25.9 million from the 53rd week. Excluding the sales from the 53rd week and $21.4 million from closed Sears stores, revenue would have increased 8.4%. At the end of the fourth quarter, there were 125 fewer Lands' End Shops at Sears and four more Company Operated stores compared to the same period last year.

•	Same store sales for the retail business increased by 9.1% overall, with Company Operated stores increasing by 15.1%.

•	Gross margin was approximately flat at 38.9% as compared to fourth quarter last year.

•	Operating income was $30.7 million. This compares to Operating income of $29.7 million in the fourth quarter of fiscal 2017.

•
Net income and Adjusted net income(1) was $16.2 million, or $0.50 per diluted share. This compares to Net income of $39.8 million, or $1.24 per diluted share in the fourth quarter of fiscal 2017 which included a tax benefit of $21.9 million primarily due to the U.S. Tax Cuts and Jobs Act (“Tax Reform”). Adjusted net income(1) in the fourth quarter of fiscal 2017 was $12.3 million, or $0.38 Adjusted diluted earnings per share(1).

•	Adjusted EBITDA(2) grew by 1.9% to $38.0 million compared to $37.3 million in the fourth quarter of fiscal 2017.

Jerome S. Griffith, Chief Executive Officer and President, stated, “We capped off another year of significant progress with strong fourth quarter financial results. Throughout fiscal 2018, we remained focused on delivering high quality product with compelling value, and executing our strategic initiatives, which include focusing on offering key items, operating as a digitally led company, leveraging our unichannel distribution, and continuously improving business processes.”

Full Year Fiscal 2018 Highlights:

•
Net revenue for fiscal 2018 increased 3.2% to $1.45 billion compared to $1.41 billion last year. Excluding the sales from the 53rd week and $48.7 million from closed Sears stores, revenue would have increased 9.0%.

•	Same store sales for the retail business decreased 3.0%, with Company Operated stores increasing by 3.9%.

•	Gross margin was approximately flat at 42.4% as compared to fiscal 2017.

•	Operating income was $42.6 million. This compares to Operating income of $29.1 million in fiscal 2017.

•
Net income and Adjusted net income(1) was $11.6 million, or $0.36 per diluted share. This compares to Net income of $28.2 million, or $0.88 per diluted share, in fiscal 2017 which included a tax benefit of $27.7 million primarily due to Tax Reform. Adjusted net income(1) in fiscal 2017 was $2.3 million, or $0.07 Adjusted diluted earnings per share(1).

•	Adjusted EBITDA(2) grew by 20.9% to $70.5 million compared to $58.3 million in fiscal 2017.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $193.4 million as of February 1, 2019, compared to $195.6 million as of February 2, 2018. Net cash provided by operations was $48.2 million for the 52 weeks ended February 1, 2019, compared to net cash provided by operations of $28.4 million for the 53 weeks ended February 2, 2018.

Inventory was $321.9 million as of February 1, 2019, and $332.3 million as of February 2, 2018.

The Company had $153.9 million of availability under its asset-based senior secured credit facility and had $482.5 million of Long-term debt, net as of February 1, 2019.

Fiscal 2019 Outlook

For the first quarter of fiscal 2019 the Company expects:

•	Net revenue to be between $255 million and $265 million.

•	Net loss to be between $8.5 million and $11.0 million, and diluted loss per share to be between $0.26 and $0.34.

•	Adjusted EBITDA(2) in the range of zero to $3.0 million.

For fiscal 2019 the Company expects:

•	Net revenue to be between $1.45 billion and $1.50 billion.

•	Net income to be between $8.0 million and $14.0 million, and diluted earnings per share to be between $0.25 and $0.45.

•	Adjusted EBITDA(2) in the range of $70.0 million to $80.0 million.

•	Capital Expenditures of $35 million to $45 million.

Conference Call

The Company will host a conference call on Thursday, March 21, 2019, at 8:30 a.m. ET to review its fourth quarter and fiscal 2018 financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com or by dialing (866) 753-5836.

About Lands' End, Inc.

Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of casual clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com, international websites, third party online marketplaces, and through retail locations. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for women, men, kids and the home

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations with respect to Net revenue, Net loss, and Adjusted EBITDA for the first quarter of fiscal 2019 and Net revenue, Net income, Adjusted EBITDA and Capital Expenditures for the full year of fiscal 2019; the continued execution of our strategic initiatives of focusing on offering key items, operating as a digitally led company, leveraging our unichannel distribution and continuously improving our business processes. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our retail store strategy may be unsuccessful and we may be unable to open retail stores in locations and on terms that are acceptable to us; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP and Enterprise Order Management systems implementations; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation or its successor sells or disposes of its retail stores, including as part of the Chapter 11 proceedings instituted by Sears Holdings Corporation on October 15, 2018 or pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries or their successors to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with our separation from Sears Holdings; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended February 2, 2018. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS

Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	February 1, 2019	February 2, 2018
ASSETS
Current assets
Cash and cash equivalents	$193,405	$195,581
Restricted cash	1,948	2,356
Accounts receivable, net	34,549	49,860
Inventories, net	321,905	332,297
Prepaid expenses and other current assets	36,574	26,659
Total current assets	588,381	606,753
Property and equipment, net	149,894	136,501
Goodwill	110,000	110,000
Intangible asset, net	257,000	257,000
Other assets	5,636	13,881
Total assets	$1,110,911	$1,124,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$123,827	$155,874
Other current liabilities	117,424	100,257
Total current liabilities	241,251	256,131
Long-term debt, net	482,453	486,248
Long-term deferred tax liabilities	58,670	59,137
Other liabilities	5,826	15,526
Total liabilities	788,200	817,042
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 32,220,080 and 32,101,793, respectively	320	320
Additional paid-in capital	352,733	347,175
Accumulated deficit	(17,159)	(29,810)
Accumulated other comprehensive loss	(13,183)	(10,592)
Total stockholders’ equity	322,711	307,093
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,110,911	$1,124,135

Exhibit 99.1

LANDS’ END, INC.
Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(in thousands except per share data)	February 1, 2019	February 2, 2018	February 1, 2019	February 2, 2018
REVENUES
Net revenue	$502,252	$510,633	$1,451,592	$1,406,677
Cost of sales (excluding depreciation and amortization)	306,949	312,212	835,536	809,474
Gross profit	195,303	198,421	616,056	597,203

Selling and administrative	157,274	161,135	545,590	538,939
Depreciation and amortization	7,138	5,879	27,558	24,910
Other operating expense, net	178	1,717	309	4,269
Operating income	30,713	29,690	42,599	29,085
Interest expense	7,693	7,287	28,909	25,929
Other (income) expense, net	(1,258)	4,520	4,059	2,708
Income before income taxes	24,278	17,883	9,631	448
Income tax expense (benefit)	8,067	(21,869)	(1,959)	(27,747)
NET INCOME	$16,211	$39,752	$11,590	$28,195
NET INCOME PER COMMON SHARE ATTRIBUTABLE TO STOCKHOLDERS
Basic:	$0.50	$1.24	$0.36	$0.88
Diluted:	$0.50	$1.24	$0.36	$0.88

Basic weighted average common shares outstanding	32,215	32,098	32,190	32,076
Diluted weighted average common shares outstanding	32,291	32,166	32,526	32,110

Exhibit 99.1

Use and Definition of Non-GAAP Financial Measures
1 Adjusted net income and Adjusted earnings per share - As a result of the Tax Reform and transfer of corporate functions, the Company is presenting a reconciliation of Net income and earnings per share determined in accordance with accounting principles generally accepted in the United States ("GAAP") to Adjusted net income and Adjusted earnings per share which excludes the impact of the Tax Reform and transfer of corporate functions.
2 Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.
3 The sum of net income and adjustments per diluted common share may not equal the Adjusted earnings per share due to rounding.

While Adjusted net income1, Adjusted earning per share1 and Adjusted EBITDA2 are non-GAAP measurements, management believes that they are important indicators of operating performance, and useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs.

◦
For the 13 and 52 weeks ended February 1, 2019 and the 14 and 53 weeks ended February 2, 2018, we exclude the loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦
For the 13 and 52 weeks ended February 1, 2019, as well as the 14 and 53 weeks ended February 2, 2018, we excluded the impacts of the transfer of corporate functions, including severance and contract losses associated with a transition of certain corporate activities from our New York office to our Dodgeville headquarters.

◦	For the 14 and 53 weeks ended February 2, 2018, we excluded the impacts of the Tax Reform as they are a result of a nonrecurring event that affects the comparability of our financial results.

Exhibit 99.1

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended
(in thousands except per share data)	February 1, 2019
	Pre-tax	Tax impact	After-tax	Adjusted diluted EPS
Net income and earnings per share	$24,278	$8,067	$16,211	$0.50

Transfer of corporate functions	22	—	22	—
Adjusted net income and adjusted earnings per share (1)(3)	$24,300	$8,067	$16,233	$0.50

	14 Weeks Ended
(in thousands except per share data)	February 2, 2018
	Pre-tax	Tax impact	After-tax	Adjusted diluted EPS
Net income and earnings per share	$17,883	$(21,869)	$39,752	$1.24

Transfer of corporate functions	1,520	567	952	0.03
Tax reform	—	28,370	(28,370)	(0.88)
Adjusted net income and adjusted earnings per share (1)(3)	$19,403	$7,068	$12,334	$0.38

	52 Weeks Ended
(in thousands except per share data)	February 1, 2019
	Pre-tax	Tax impact	After-tax	Adjusted diluted EPS
Net income and earnings per share	$9,631	$(1,959)	$11,590	$0.36

Transfer of corporate functions	31	—	31	—
Adjusted net income and adjusted earnings per share (1)(3)	$9,662	$(1,959)	$11,621	$0.36

	53 Weeks Ended
(in thousands except per share data)	February 2, 2018
	Pre-tax	Tax impact	After-tax	Adjusted diluted EPS
Net income and earnings per share	$448	$(27,747)	$28,195	$0.88

Transfer of corporate functions	3,921	1,433	2,488	0.08
Tax reform	—	28,370	(28,370)	(0.88)
Adjusted net income and adjusted earnings per share (1)(3)	$4,369	$2,056	$2,313	$0.07

Exhibit 99.1

	13 Weeks Ended		14 Weeks Ended
	February 1, 2019		February 2, 2018
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net income (loss)	$16,211	3.2%	$39,752	7.8%
Income tax expense (benefit)	8,067	1.6%	(21,869)	(4.3)%
Other (income) expense, net	(1,258)	(0.3)%	4,520	0.9%
Interest expense	7,693	1.5%	7,287	1.4%
Operating income (loss)	30,713	6.1%	29,690	5.8%
Depreciation and amortization	7,138	1.4%	5,879	1.2%
Transfer of corporate functions	22	—%	1,520	0.3%
Loss on disposal of property and equipment	157	—%	197	—%
Adjusted EBITDA (2)	$38,030	7.5%	$37,286	7.3%

	52 Weeks Ended		53 Weeks Ended
	February 1, 2019		February 2, 2018
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net income (loss)	$11,590	0.8%	$28,195	2.0%
Income tax benefit	(1,959)	(0.1)%	(27,747)	(2.0)%
Other expense, net	4,059	0.3%	2,708	0.2%
Interest expense	28,909	2.0%	25,929	1.8%
Operating income (loss)	42,599	2.9%	29,085	2.1%
Depreciation and amortization	27,558	1.9%	24,910	1.8%
Transfer of corporate functions	31	—%	3,921	0.3%
Loss on disposal of property and equipment	278	—%	348	—%
Adjusted EBITDA (2)	$70,466	4.9%	$58,264	4.1%

Fiscal 2019 Guidance	13 Weeks Ended	52 Weeks Ended
(in millions)	May 3, 2019	January 31, 2020
Net (loss) income	$ (8.5) - $(11.0)	$ 8.0 - $14.0
Depreciation, interest, other income and taxes	8.5 - 14.0	62.0 - 66.0
Adjusted EBITDA(2)	$ 0.0 - $3.0	$ 70.0 - $80.0

Exhibit 99.1

LANDS’ END, INC.
Consolidated and Combined Statements of Cash Flows
for Fiscal Years Ended
(Unaudited)

(in thousands)	February 1, 2019	February 2, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,590	$28,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,558	24,910
Amortization of debt issuance costs	1,755	1,904
Loss on disposal of property and equipment	278	348
Stock-based compensation	6,161	3,951
Deferred income taxes	223	(32,757)
Change in operating assets and liabilities:
Inventories	7,773	(2,709)
Accounts payable	(29,433)	(6,950)
Other operating assets	17,824	(3,234)
Other operating liabilities	4,471	14,779
Net cash provided by operating activities	48,200	28,437
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	456	68
Purchases of property and equipment	(44,852)	(38,145)
Net cash used in investing activities	(44,396)	(38,077)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of employee withholding taxes on share-based compensation	(603)	(747)
Debt issuance costs	—	(1,515)
Payments on term loan facility	(5,150)	(5,150)
Net cash used in financing activities	(5,753)	(7,412)
Effects of exchange rate changes on cash	(635)	(1,419)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2,584)	(18,471)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	197,937	216,408
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$195,353	$197,937
SUPPLEMENTAL INFORMATION:
Supplemental Cash Flow Data:
Unpaid liability to acquire property and equipment	$5,521	$7,756
Income taxes paid	$1,221	$3,379
Interest paid	$27,243	$23,458